Exhibit 99.2

Cornerstone OnDemand Announces Fourth Quarter and

Fiscal Year 2019 Financial Results

Announces agreement to acquire Saba to enhance Cornerstone’s reach and accelerate innovation around how people learn and grow at work

SANTA MONICA, Calif. – February 24, 2020 – People development solution provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its fourth quarter ended December 31, 2019. The Company has provided supplemental financial information located on its Investor Relations website at http://investors.cornerstoneondemand.com.

Acquisition of Saba:

Today, the Company has entered into a definitive agreement to acquire Saba, a global leader in talent experience solutions, and a portfolio company of Vector Capital. Saba has a global revenue footprint and a complementary product portfolio to Cornerstone with approximately 3,300 clients. The Company will acquire Saba in a cash and stock transaction valued at approximately $1.395 billion. It has been unanimously approved by the boards of directors of both companies and is expected to close in the second quarter of 2020.

With the addition of Saba, Cornerstone will have an expanded reach and ability to help a larger, diverse group of clients realize the potential of their people with the right learning and development opportunities. The combined company will have more than 75 million users and serve approximately 7,000 organizations, of all sizes, around the globe.

Given the combination of significant cost synergies available with the acquisition and Saba’s best-in-class margins, Cornerstone expects to substantially increase unlevered free cash flow. The company expects to utilize the higher cash flow generation to further invest in state-of-the-art solutions to optimize people development, rapidly de-lever its balance sheet, and drive shareholder returns.

Fourth Quarter 2019 Results:

•

Revenue for the fourth quarter of 2019 was $149.6 million compared to a guided range of $145.0 million to $147.0 million. This represents an 8.2% increase compared to the prior year. Revenue growth on a constant currency basis was 8.4%.

•

Subscription revenue for the fourth quarter of 2019 was $141.7 million compared to a guided range of $141.0 million to $143.0 million. This represents a 12.2% increase compared to the prior year. Subscription revenue growth on a constant currency basis was 12.4%.

•	Operating income for the fourth quarter of 2019 was $10.6 million, yielding a margin of 7.1%, compared to $2.6 million and margin of 1.9% in the same period of the prior year.

•	Non-GAAP operating income for the fourth quarter of 2019 was $28.3 million, yielding a margin of 18.9%, compared to $19.4 million and margin of 14.1% in the same period of the prior year.

•

Net income for the fourth quarter of 2019 was $9.4 million, or a $0.15 diluted net income per share, compared to $(3.2) million and $(0.05) diluted net loss per share in the same period of the prior year.

•

Non-GAAP net income for the fourth quarter of 2019 was $28.3 million, or a $0.43 diluted net income per share, compared to $15.4 million and $0.24 diluted net loss per share in the same period of the prior year.

•	Unlevered free cash flow for the fourth quarter of 2019 was $54.7 million, yielding a margin of 36.6%, compared to $33.7 million, yielding a margin of 24.4%, in the prior year.

Fiscal Year 2019 Results:

•	Revenue for the full year of 2019 was $576.5 million compared to a guided range of $572.0 million to $574.0 million. Revenue growth on a constant currency basis was 8.5%.

•	Subscription revenue for the full year of 2019 was $543.0 million compared to a guided range of $542.0 million to $544.0 million. Subscription revenue growth on a constant currency basis was 16.2%.

•

Annual recurring revenue as of December 31, 2019 was $575.0 million, compared to a guided range of $581.0 million to $590.0 million. This represents a 12.7% increase compared to the prior year. Annual recurring revenue growth on a constant currency basis was 13.0%.

•	Operating income for the full year of 2019 was $11.9 million, yielding a margin of 2.1%, compared to $(7.8) million and margin of (1.4)% in the same period of the prior year.

•	Non-GAAP operating income for the full year of 2019 was $88.8 million, yielding a margin of 15.4% compared to guided range of $85.5 million and $87.5 million.

•	Net loss for the full year of 2019 was $(4.1) million, or a $(0.07) diluted net loss per share, compared to $(33.8) million and $(0.58) diluted net loss per share in the same period of the prior year.

•

Non-GAAP net income for the full year of 2019 was $77.0 million, or a $1.17 diluted net income per share, compared to $47.0 million and $0.74 diluted net loss per share in the same period of the prior year.

•	Unlevered free cash flow for the full year of 2019 was $90.2 million, yielding a margin of 15.6%, compared to a guided range of $86 million and $92 million.

“We are proud of the company we have built over the last 20 years. And with today’s announcement regarding our acquisition of Saba, we are confident about our vision, capabilities and opportunity for the next 20 years. We believe the combined business will have the reach and resources to close the skills divide for millions of people around the world and yield substantial value for our clients and shareholders,” said Adam Miller, Founder and Chief Executive Officer.

Recent Highlights:

•	The Company joined forces with Facebook to enhance the value of virtual reality training at work through Oculus integration in its learning management solution.

•	The Company acquired Clustree in order to accelerate the development of a skills engine to help organizations identify, develop, and deploy their talent for the roles needed today and in the future.

•

The Company joined Velocity Network Foundation to accelerate the development of a universal blockchain-powered network that will put people in control of their career credentials and provide organizations with transparent insights into their workforce potential.

“We are confident that the operational changes we are making to the business combined with the expanded reach, engineering expertise, and the cost synergies we expect from the anticipated acquisition of Saba will position us for ongoing success,” noted Brian Swartz, Chief Financial Officer.

Stock Repurchase Program:

The Company has an authorization to repurchase up to $150 million of its common stock.

The following is a summary of the Company’s stock repurchases as of December 31, 2019:

Period	# of Shares Repurchased	Average Price per Share	Total Expenditures (in thousands)
August 23, 2019 - August 31, 2019	66,955	$52.28	$3,500
September 1, 2019 - September 30, 2019	186,759	$53.7	$10,030
October 1, 2019 - October 31, 2019	163,047	$54.13	$8,826
November 1, 2019 - November 30, 2019	—	$—	$—
December 1, 2019 - December 31, 2019	—	$—	$—

Total	416,761	$53.64	$22,356

At December 31, 2019, $127.6 million remained available under the share repurchase program.

Financial Outlook:

The following outlook is based on information available as of the date of this press release and is subject to change in the future. Please note, this guidance is for Cornerstone’s business today, and does not reflect the anticipated acquisition of Saba.

For the first quarter ending March 31, 2020, the Company provides the following outlook:

•	Revenue between $147.0 million and $150.0 million, representing year-over-year growth at the mid-point of 6.0%[2], or 6.7%[3,4] on a constant currency basis.

•	Subscription revenue between $143.0 million and $145.0 million, representing year-over-year growth at the mid-point of 9.7%[2], or 10.5%[3,4] on a constant currency basis.

[1]

Financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow, and unlevered free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

In order to translate the financial outlook for entities reporting in GBP to USD and EUR to USD, the following exchange rates have been applied:

[2]	Exchange rate applied to revenue for the first quarter of 2020.	$1.30 USD per GBP
[3]	Exchange rate from the first quarter of 2019 applied to calculate revenue growth for the first quarter of 2020 on a constant currency basis.	$1.30 USD per GBP
[4]	Exchange rate from the first quarter of 2019 applied to calculate revenue growth for the first quarter of 2020 on a constant currency basis.	$1.14 USD per EUR

Quarterly Conference Call

Cornerstone will host a conference call to discuss its fourth quarter 2019 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (US) or (484) 653-6763 (outside the US) and referencing passcode: 3825969. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 5:00 p.m. PT (8:00 p.m. ET) on March 2, 2020 by dialing (855) 859-2056 (US) or (404) 537-3406 (outside the US), and referencing passcode: 3825969 and Web PIN: 1726.

About Cornerstone

Cornerstone is a global people development company. We believe people can achieve anything when they have the right development and growth opportunities. We offer organizations the technology, content, expertise, and specialized focus to help them realize their people potential. Featuring comprehensive recruiting, personalized learning, modern content delivered in the flow of work, development-driven performance management and holistic workforce data management and insights, Cornerstone’s people development solutions are successfully used by more than 3,600 global clients of all sizes, spanning more than 40 million users across 187 countries and 43 languages. Learn more at www.csod.com.

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.

Forward-looking Statements

This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, strategy, long-term growth and overall future prospects, the demand for our offerings, our competitive position, general business conditions, the anticipated acquisition of Saba, and our expectations regarding certain financial measures including subscription revenue, capital expenditures, unlevered free cash flow, recurring revenue growth and operating margins. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing customers by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing customers; allowing our implementation subcontractors to contract directly with customers for implementation services; our shift to focusing on recurring revenue streams; our ability to compete as the learning and people development provider for organizations of all sizes; changes in the proportion of our customer base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and people development in Europe, the Middle East, Africa, Asia-Pacific, and Japan; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war, natural disasters, or the ongoing coronavirus outbreak; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; the failure to achieve expected synergies and efficiencies of operations between the Company and Saba; the ability of the Company and Saba to successfully integrate their respective market opportunities, technology, products, personnel and operations; the failure to satisfy any of the conditions to the consummation of the anticipated acquisition of Saba, including regulatory approval; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2019. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019.

Non-GAAP Financial Measures and Other Key Metrics

To supplement its consolidated financial statements, which are prepared and presented in accordance with US generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures include:

(i)	non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation,
(ii)	annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period,
(iii)	unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest,
(iv)	unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue,
(v)

non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, restructuring costs, acquisition costs, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding,

(vi)	non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue,
(vii)

non-GAAP operating income and non-GAAP operating income margin, which are defined as income (loss) from operations excluding stock-based compensation, amortization of intangible assets, restructuring costs, and acquisition costs,

(viii)	non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, restructuring costs, and acquisition costs, and
(ix)

non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures.

The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•

Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•

Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•

Accretion of debt discount and amortization of debt issuance costs. For GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•

Fair value adjustment on strategic investments. The Company views the increase or decrease in the fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

•

Restructuring. The Company excludes costs related to restructuring because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

•

Acquisition costs. The Company excludes costs related to acquisitions because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$215,907	$183,596
Short-term investments	201,579	204,732
Accounts receivable, net	131,105	125,300
Deferred commissions, current portion	33,215	25,531
Prepaid expenses and other current assets	30,512	34,940

Total current assets	612,318	574,099
Capitalized software development costs, net	50,023	45,416
Property and equipment, net	36,526	77,254
Operating right-of-use assets	72,944	—
Deferred commissions, net of current portion	74,563	55,450
Long-term investments	60,192	1,250
Intangible assets, net	9,440	13,867
Goodwill	47,453	47,453
Other assets, net	2,642	3,437

Total assets	$966,101	$818,226

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,803	$11,921
Accrued expenses	78,075	70,065
Deferred revenue, current portion	339,522	312,526
Operating lease liabilities, current portion	7,235	—
Other liabilities	11,015	7,645

Total current liabilities	439,650	402,157
Convertible notes, net	293,174	288,967
Deferred revenue, net of current portion	6,945	13,275
Operating lease liabilities, net of current portion	67,195	—
Facility financing obligation	—	46,100
Other liabilities, non-current	655	2,484

Total liabilities	807,619	752,983
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	682,717	585,387
Accumulated deficit	(524,680)	(520,626)
Accumulated other comprehensive income	439	476

Total stockholders’ equity	158,482	65,243

Total liabilities and stockholders’ equity	$966,101	$818,226

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$149,594	$138,247	$576,523	$537,891
Cost of revenue [1,2]	38,166	34,793	149,215	144,349

Gross profit	111,428	103,454	427,308	393,542
Operating expenses:
Sales and marketing [1]	56,722	52,354	227,733	224,635
Research and development [1]	23,373	24,967	101,151	76,981
General and administrative [1]	20,750	23,535	86,491	90,749
Restructuring [1]	—	—	—	8,946

Total operating expenses	100,845	100,856	415,375	401,311

Income (loss) from operations	10,583	2,598	11,933	(7,769)
Other income (expense):
Interest income	1,924	1,653	8,178	7,796
Interest expense	(5,416)	(5,350)	(21,559)	(28,176)
Other, net	2,804	(1,070)	84	(3,098)

Other expense, net	(688)	(4,767)	(13,297)	(23,478)

Income (loss) before income tax provision	9,895	(2,169)	(1,364)	(31,247)
Income tax provision	(463)	(1,004)	(2,690)	(2,595)

Net income (loss)	$9,432	$(3,173)	$(4,054)	$(33,842)

Net income (loss) per share, basic	$0.16	$(0.05)	$(0.07)	$(0.58)

Net income (loss) per share, diluted	$0.15	$(0.05)	$(0.07)	(0.58)

Weighted average common shares outstanding, basic	60,813	58,649	60,086	58,159
Weighted average common shares outstanding, diluted	63,482	58,649	60,086	58,159

[1]	Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$1,612	$1,113	$6,282	$4,218
Sales and marketing	7,009	5,722	27,780	24,440
Research and development	3,203	3,863	16,003	11,800
General and administrative	4,892	4,817	22,365	19,872
Restructuring	—	—	—	6,227

Total	$16,716	$15,515	$72,430	$66,557

[2]	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended December 31		Year Ended December 31,
	2019	2018	2019	2018
Cost of revenue	$1,047	$625	$4,427	$833

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income (loss)	$9,432	$(3,173)	$(4,054)	$(33,842)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,751	9,909	41,599	35,260
Accretion of debt discount and amortization of debt issuance costs	1,077	1,011	4,207	8,929
Purchased investment premium, net of amortization	(57)	(588)	(957)	(160)
Net foreign currency and other gain	(3,133)	82	(629)	(440)
Stock-based compensation expense	16,716	15,515	72,430	66,557
Deferred income taxes	61	123	61	123
Changes in operating assets and liabilities:
Accounts receivable	(29,454)	(28,558)	(5,554)	27,199
Deferred commissions	(13,111)	(8,212)	(27,241)	(15,316)
Prepaid expenses and other assets	245	(1,951)	12,834	(11,443)
Accounts payable	(2,719)	762	(8,759)	(5,496)
Accrued expenses	13,991	9,270	8,428	9,291
Deferred revenue	58,683	49,498	19,635	10,803
Other liabilities	112	1,299	3,549	(1,212)

Net cash provided by operating activities	62,594	44,987	115,549	90,253

Cash flows from investing activities
Purchases of marketable investments	(79,001)	—	(282,426)	(125,109)
Purchases of non-marketable investments	(9,000)	—	(9,000)	—
Maturities of investments	28,917	50,550	236,401	185,733
Capital expenditures	(2,047)	(4,734)	(18,034)	(14,895)
Capitalized software costs	(5,833)	(6,572)	(24,668)	(25,515)
Cash paid for acquisition, net of cash acquired	—	(22,997)	—	(41,090)

Net cash (used in) provided by investing activities	(66,964)	16,247	(97,727)	(20,876)

Cash flows from financing activities
Payments of debt issuance costs and proceeds from convertible notes	—	—	—	(152)
Repayment of debt	—	—	—	(253,000)
Proceeds from employee stock plans	9,528	10,928	42,600	54,402
Repurchases of common stock	(8,826)	(24,515)	(22,356)	(79,266)
Payment of tax withholdings for employee stock plans	—	—	(5,469)	—

Net cash provided by (used in) financing activities	702	(13,587)	14,775	(278,016)

Effect of exchange rate changes on cash and cash equivalents	837	(609)	(286)	(1,341)

Net (decrease) increase in cash and cash equivalents	(2,831)	47,038	32,311	(209,980)
Cash and cash equivalents at beginning of period	218,738	136,558	183,596	393,576

Cash and cash equivalents at end of period	$215,907	$183,596	$215,907	$183,596

Supplemental cash flow data
Cash paid for interest	$—	$—	$17,356	$13,628
Cash paid for income taxes	216	286	1,704	1,859
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$—	$46,100	$1,276	$47,070
Capitalized assets financed by accounts payable and accrued expenses	490	1,566	490	1,566
Capitalized stock-based compensation	1,420	1,295	4,847	5,042

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, INCOME (LOSS) FROM OPERATIONS TO NON-GAAP OPERATING INCOME, AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$149,594	$138,247	$576,523	$537,891
Cost of revenue	38,166	34,793	149,215	144,349

Gross profit	$111,428	$103,454	$427,308	$393,542

Gross margin	74.5%	74.8%	74.1%	73.2%

Cost of revenue	$38,166	$34,793	$149,215	$144,349
Adjustments to cost of revenue:
Stock-based compensation	(1,612)	(1,113)	(6,282)	(4,218)
Amortization of intangible assets	(1,047)	(625)	(4,427)	(833)

Total adjustments to cost of revenue	(2,659)	(1,738)	(10,709)	(5,051)

Non-GAAP costs of revenue	35,507	33,055	138,506	139,298

Non-GAAP gross profit	$114,087	$105,192	$438,017	$398,593

Non-GAAP gross margin	76.3%	76.1%	76.0%	74.1%

Reconciliation of operating income (loss) and operating income margin:

Income (loss) from operations	$10,583	$2,598	$11,933	$(7,769)
Operating margin	7.1%	1.9%	2.1%	(1.4)%
Adjustments to loss from operations:
Stock-based compensation	16,716	15,515	72,430	60,330
Amortization of intangible assets	1,047	625	4,427	833
Restructuring [1]	—	—	—	8,946
Acquisition costs [2]	—	705	—	1,057

Total adjustments to income (loss) from operations	17,763	16,845	76,857	71,166

Non-GAAP operating income	$28,346	$19,443	$88,790	$63,397

Non-GAAP operating income margin	18.9%	14.1%	15.4%	11.8%

[1]	Restructuring costs includes $6.2 million of stock-based compensation for the twelve months ended December 31, 2018.
[2]	Costs related to the Company’s acquisition of Workpop Inc. and Grovo Learning, Inc.

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$9,432	$(3,173)	$(4,054)	$(33,842)
Adjustments to net income (loss)
Stock-based compensation	16,716	15,515	72,430	60,330
Amortization of intangible assets	1,047	625	4,427	833
Acquisition costs [1]	—	705	—	1,057
Accretion of debt discount and amortization of debt issuance costs [2]	1,077	1,011	4,207	8,929
Fair value adjustment on strategic investments [3]	—	750	—	750
Restructuring [4]	—	—	—	8,946

Total adjustments to net income (loss)	18,840	18,606	81,064	80,845

Non-GAAP net income	$28,272	$15,433	$77,010	$47,003

Non-GAAP basic net income per share	$0.46	$0.26	$1.28	$0.81
Non-GAAP diluted net income per share	$0.43	$0.24	$1.17	$0.74
Weighted-average common shares outstanding, basic	60,813	58,649	60,086	58,159
Non-GAAP weighted-average common shares outstanding, diluted	66,072	64,281	65,605	63,412

[1]	Costs related to the Company’s acquisition of Workpop Inc. and Grovo Learning, Inc.
[2]

Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $300.0 million in convertible notes on December 8, 2017. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

[3]	Fair value adjustment recorded for our strategic investments in privately-held companies.
[4]	Restructuring costs include $6.2 million of stock-based compensation for the twelve months ended December 31, 2018.

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$62,594	$44,987	$115,549	$90,253
Capital expenditures	(2,047)	(4,734)	(18,034)	(14,895)
Capitalized software costs	(5,833)	(6,572)	(24,668)	(25,515)
Cash paid for interest	—	—	17,356	13,628

Unlevered free cash flow	$54,714	$33,681	$90,203	$63,471

Unlevered free cash flow margin	36.6%	24.4%	15.6%	11.8%

Cornerstone OnDemand, Inc.

TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS

(unaudited)

The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings press release.

The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2018				FY 2019
	Q1’18	Q2’18	Q3’18	Q4’18	Q1’19	Q2’19	Q3’19	Q4’19	FY17	FY18	FY19
SELECTED METRICS:
Number of customers[1]	3,280	3,363	3,428	3,535	3,567	3,604	3,645	3,698	3,250	3,535	3,698
% y/y	9.4%	9.3%	9.0%	8.8%	8.8%	7.2%	6.3%	4.6%	11.4%	8.8%	4.6%
% q/q	0.9%	2.5%	1.9%	3.1%	0.9%	1.0%	1.1%	1.5%	n/a	n/a	n/a
Number of employees	1,829	1,851	1,892	1,953	2,017	2,034	1,986	1,993	1,891	1,953	1,993
% y/y	(1.6)%	(4.2)%	(3.5)%	3.3%	10.3%	9.9%	5.0%	2.0%	3.7%	3.3%	2.0%
% q/q	(3.3)%	1.2%	2.2%	3.2%	3.3%	0.8%	(2.4)%	0.4%	n/a	n/a	n/a
Annual dollar retention rate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	93.5%	92.8%	90.3%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	439,000	510,000	575,000
Net cash (used in) provided by operating activities (in thousands)	(4,580)	17,228	32,617	44,987	7,294	21,183	24,478	62,594	67,510	90,253	115,549
Unlevered free cash flow (in thousands)	(10,178)	7,900	32,067	33,681	4,337	9,470	21,682	54,714	43,680	63,471	90,203
Unlevered free cash flow margin	(7.6)%	6.0%	23.9%	24.4%	3.1%	6.7%	15.0%	36.6%	9.1%	11.8%	15.6%
FINANCIAL DATA (in thousands, except percentages):
Revenue	133,113	132,517	134,014	138,247	140,117	141,860	144,952	149,594	—	537,891	576,523
Subscription revenue	113,134	114,771	118,844	126,303	131,256	132,562	137,446	141,704	—	473,052	542,968
% y/y growth	—	—	—	—	16.0%	15.5%	15.7%	12.2%	—	—	14.8%
% y/y growth constant currency	—	—	—	—	18.2%	17.3%	17.2%	12.4%	—	—	16.2%
Subscription revenue % of total revenue	85.0%	86.6%	88.7%	91.4%	93.7%	93.4%	94.8%	94.7%	—	87.9%	94.2%
(Loss) income from operations	(8,846)	(3,095)	1,574	2,598	1,231	(3,594)	3,713	10,583	—	(7,769)	11,933
MARGIN DATA:
Gross margin	72.2%	72.6%	73.0%	74.8%	76.0%	71.7%	74.4%	74.5%	—	73.2%	74.1%
Sales and marketing % of revenue	44.5%	45.1%	39.7%	37.9%	38.9%	41.4%	39.9%	37.9%	—	41.8%	39.5%
Research and development % of revenue	12.0%	12.3%	14.7%	18.1%	19.8%	17.2%	17.7%	15.6%	—	14.3%	17.5%
General and administrative % of revenue	16.5%	16.7%	17.3%	17.0%	16.4%	15.7%	14.2%	13.9%	—	16.9%	15.0%
Restructuring % of revenue	5.8%	0.8%	0.2%	—	—	—	—	—	—	1.7%	—
Operating margin	(6.6)%	(2.3)%	1.2%	1.9%	0.9%	(2.5)%	2.6%	7.1%	—	(1.4)%	2.1%
NON-GAAP MARGIN DATA:
Non-GAAP gross margin	72.9%	73.3%	74.0%	76.1%	77.7%	73.7%	76.3%	76.3%	—	74.1%	76.0%
Non-GAAP sales and marketing % of revenue	39.8%	40.2%	35.3%	33.7%	34.6%	36.6%	34.4%	33.2%	—	37.2%	34.7%
Non-GAAP research and development % of revenue	10.3%	10.5%	12.3%	15.3%	16.8%	14.1%	14.8%	13.5%	—	12.1%	14.8%
Non-GAAP general and administrative % of revenue	13.1%	12.7%	13.1%	13.0%	12.3%	11.3%	10.3%	10.6%	—	13.0%	11.1%
Non-GAAP operating margin	9.7%	10.0%	13.3%	14.1%	14.0%	11.7%	16.7%	18.9%	—	11.8%	15.4%
Non-GAAP research and development plus capitalized software % of revenue	14.8%	15.2%	17.3%	20.1%	22.1%	18.8%	18.0%	17.4%	—	16.8%	19.1%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.39	1.36	1.30	1.29	1.30	1.29	1.23	1.29	1.29	1.34	1.28
GBP to USD end of period spot rate	1.40	1.32	1.30	1.27	1.30	1.27	1.23	1.32	1.35	1.27	1.32
EUR to USD average period rate	1.23	1.19	1.16	1.14	1.14	1.12	1.11	1.11	1.14	1.18	1.12
EUR to USD end of period spot rate	1.23	1.17	1.16	1.14	1.12	1.14	1.09	1.12	1.20	1.14	1.12

[1]	Includes contracted customers of our enterprise people development platform and excludes customers and users of Cornerstone for Salesforce, PiiQ, Workpop Inc. and Grovo Learning, Inc.

Investor Relations Contact:

Jason Gold

Phone: +1 (310) 526-2531

jgold@csod.com

Media Contact:

Deaira Irons

Phone: +1 (310) 752-0164

dirons@csod.com